Exhibit 10.3

NON-COMPETITION AGREEMENT

July 10, 2007

Real Time Systems Inc.

Bolt Technology Corporation

4 Duke Place

Norwalk, CT 06854

Ladies and Gentlemen:

This Non-Competition Agreement (this “Agreement”) is entered into by Embedded Microsystems, Inc. (“EMI”) and Allen Nance (the “Shareholder” and jointly and severally with EMI, the “Seller”) in favor of Bolt Technology Corporation, a Connecticut corporation (“Parent”), and Parent’s wholly-owned subsidiary, Real Time Systems Inc., a Connecticut corporation (“Real Time,” and together with Parent, each and collectively referred to as the “Company”).

The Seller acknowledges that, pursuant to that certain Asset Purchase Agreement dated the date hereof (the “Purchase Agreement”) by and among the Company, Real Time, the Shareholder, and Molly L. Nance, Real Time is acquiring substantially all of the assets and business of EMI. The undersigned owns one hundred percent (100%) of the outstanding stock of EMI and, accordingly, has an interest in the purchase price paid to be paid by Real Time under the Purchase Agreement. Capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

Therefore, as an inducement to Real Time to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, and in consideration of payments and benefits received or to be received by the Seller, the Seller hereby covenants and agrees that for a period of the later of (i) five (5) years from the date of this Agreement or (ii) three years after the date of termination of the Shareholder’s employment with Real Time (the “Restricted Period”), neither EMI nor the Shareholder will engage in business as, or own an interest in, directly or indirectly, any individual proprietorship, partnership, corporation, limited liability company, joint venture, or any other form of business entity, anywhere in the world, whether as an individual proprietor, partner, shareholder, member, manager, joint venturer, officer, director, consultant, finder, broker, employee, or in any other manner whatsoever (except on behalf of the Company), if such entity is engaged in whole or in part in the design, manufacture, distribution or marketing of controllers or other instruments or equipment for air guns used in seismic exploration (the “Business”); provided, however, that the foregoing shall not be deemed to prohibit or restrict the Shareholder from making passive investments in any publicly held company provided that the Shareholder’s beneficial ownership of any of such company’s securities does not exceed two percent (2%) of the outstanding securities of such company.

In addition to the foregoing, the Seller hereby covenants and agrees that during the Restricted Period, it shall, except on behalf of Real Time, directly or indirectly:

(1) attempt in any manner to solicit from any Client or any Prospect (each as defined below), business of the type performed by either Company or to persuade any Client or Vendor (as defined below) to cease to do business with either Company or to reduce the amount of business which any such Client or Vendor has customarily done or is reasonably expected to do with such Company; or

(2) employ (including to retain, engage or conduct business with) or attempt to employ or assist anyone else to employ any person who is then or at any time during such preceding year was an employee of or consultant to either Company;

(3) render to or for any Client or Prospect any services relating to the Business; or

(4) interfere in any manner with the Business.

A “Client” shall mean any client or customer of EMI during the two-year period prior to the date hereof, or of Real Time or to the knowledge of Shareholder, the Parent, during the Restricted Period. A “Prospect” shall mean any prospective client or customer to whom a formal presentation was made by EMI or Shareholder in connection with the Business at any time during the one-year period prior to the date hereof, or by Real Time or to the knowledge of Shareholder, by the Parent, during the Restricted Period. A “Vendor” shall mean any supplier or vendor that has done business with EMI or Real Time for the two-year period prior to the date hereof or during the Restricted Period.

Notwithstanding the foregoing, the Shareholder has requested, and the Company has agreed, that the Shareholder shall be permitted to continue to work with the University of San Diego related to the Seller’s HARP data logger, GPS Telemetry buffer and LCHEAPO data logger products part of the Excluded Assets under the Asset Purchase Agreement. Therefore the restrictions contained above shall not be applicable solely with respect to Shareholder’s activities directly related to such products, so long as such activities do not compete with or conflict the Company’s business.

The Shareholder acknowledges that the restrictive covenants above are necessary in order to protect and maintain the trade secrets, business, assets and goodwill acquired by Real Time in connection with the purchase of the EMI assets and to prevent the usurpation by the undersigned of all or any portion of the goodwill purchased by Real Time.

The Seller acknowledges that if it commits a breach, or if either Company has reasonable grounds to believe that it is about to commit a breach, of any of the covenants contained in this Agreement, each Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach will cause irreparable injury to each

Company, and that money damages will not provide an adequate remedy to each Company. In addition, each Company may take all such other actions and remedies available to any of them by law or in equity and shall be entitled to such damages as such Company can show either of them has sustained by reason of such breach.

The parties acknowledge that the type and periods of restriction imposed by this Agreement are fair and reasonable and are reasonably required for the protection of the legitimate interests of the Company, and the confidential information, proprietary property and goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated by the Purchase Agreement. If any of the covenants in this Agreement are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

Without limiting the foregoing, it is further acknowledged and agreed that the Seller’s entering into this Agreement was a major inducement to the Company to enter into the Asset Purchase Agreement. Therefore, the Seller each agree that in the event of a breach by either EMI or Shareholder hereunder, then the Company shall be entitled to immediately cease payment of the Earn-Out Payments under the Asset Purchase Agreement, and all obligations of the Company to make any further Earn-Out Payments thereunder shall automatically terminate.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without reference to choice of law provisions of Connecticut law, to the extent such provisions require the application of the laws of any other jurisdiction).

In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties hereto with the same effect as though the void or unenforceable part had been severed and deleted or reformed to be enforceable.

This Agreement may not be changed orally, but only by an agreement in writing signed by each Company, EMI and the Shareholder.

This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument.

Very truly yours,

EMBEDDED MICROSYSTEMS, INC.

By:	/s/ W. Allen Nance
Allen Nance
President

/s/ W. Allen Nance
Allen Nance

Agreed to and Accepted as of the Date First Written Above:

REAL TIME SYSTEMS INC.

By:	/s/ Raymond M. Soto
Raymond Soto
Chairman

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond Soto
President and Chief Executive Officer